TRANSFER AGENCY AGREEMENT


    THIS AGREEMENT made as of the ___ day of October, 1996 by and between Frontegra Funds, Inc., a Maryland corporation (the "Corporation"), and Sunstone Investor
Services,  LLC,  a Wisconsin limited liability  company
("Sunstone"):

    WHEREAS,  the Corporation is registered  under  the
Investment  Company Act of 1940, as amended (the  "1940
Act"), as an open-end management investment company and
is   authorized  to  issue  shares  of   common   stock
("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

    WHEREAS, the Corporation desires to retain Sunstone
to  render  the  transfer  agency  and  other  services
contemplated  hereby  with  respect  to  each  of   the
investment portfolios of the Corporation as are  listed
on  Schedule  A  hereto  and any additional  investment
portfolios the Corporation and Sunstone may agree  upon
and  include  on  Schedule A as such  Schedule  may  be
amended  from time to time (such investment  portfolios
and    any   additional   investment   portfolios   are
individually referred to as a "Fund" and collectively the "Funds"), and Sunstone is willing to render such services.

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                       ARTICLE I

             APPOINTMENT OF TRANSFER AGENT

   A.  Appointment.

        1.     The  Corporation hereby constitutes  and
appoints   Sunstone  as  transfer  agent  and  dividend
disbursing agent of all the Shares of the Funds during the period of this Agreement, and Sunstone hereby accepts such appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth.

        2.   Sunstone shall perform the transfer  agent
and  dividend  disbursing agent services  described  on
Schedule  B hereto.  To the extent that the Corporation
requests Sunstone to perform any additional services in
a   manner   not   consistent  with  Sunstone's   usual
processing  procedures, Sunstone  and  the  Corporation
shall   mutually  agree  as  to  the  services  to   be
accomplished,  the  manner of  accomplishment  and  the
compensation  to which Sunstone shall be entitled  with
respect thereto.
        3.  Sunstone may, in its discretion, appoint in
writing  other  parties qualified to  perform  transfer
agency  and  shareholder services reasonably acceptable
to   the  Corporation  (individually,  a  "Sub-transfer
Agent")   to   carry   out   some   or   all   of   its
responsibilities under this Agreement with respect to a Fund; provided, however, that unless the Corporation shall enter into a written agreement with such Sub-transfer Agent, the Sub-transfer Agent shall be the agent of Sunstone and not the agent of the Corporation or such Fund and, in such event Sunstone shall be fully responsible for the acts or omissions of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

        4.   Subject to Sunstone's duty to act in  good
faith  with respect to the services described  in  this
Agreement,   Sunstone   shall   have   no   duties   or
responsibilities  whatsoever  hereunder   except   such
duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Sunstone.

   B.  Documents/Records.

        1. In connection with such appointment, the Corporation shall deliver or cause to be delivered the following documents to Sunstone:

            a)  A copy of the Articles of Incorporation
and By-laws of the Corporation and all amendments thereto, and a copy of the resolutions of the Board of Directors of the Corporation appointing Sunstone and authorizing the execution of this Transfer Agency
Agreement on behalf of the Funds, each certified by the Secretary of the Corporation;

            b)   A certificate signed by a Co-President
and  Secretary  of  the  Corporation  specifying:   the
number  of  authorized Shares and the  number  of  such
authorized Shares issued and currently outstanding,  if
any;  the names and specimen signatures of the officers
of  the  Corporation authorized to sign  written  stock
certificates, if any, and the individuals authorized to
provide   oral   instructions  and  to   sign   written
instructions and requests on behalf of the  Corporation
(hereinafter referred to as "Authorized Persons").

            c)   In  the  event the Corporation  issues
Share  certificates,  specimen Share  certificates  for
each  Fund  in  the  form  approved  by  the  Board  of
Directors   of  the  Corporation  (and  in   a   format
compatible with Sunstone's operating system), together with a Certificate signed by the Secretary of the Corporation as to such approval;

           d)  Copies of the Corporation's Registration
Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933
Act"), and under the 1940 Act, as amended, together with any applications filed in connection therewith;
and

            e)   Opinion of counsel for the Corporation
with  respect  to  the Corporation's  organization  and
existence  under the laws of its state of organization,
the  validity of the authorized and outstanding Shares,
whether  such  Shares are fully paid and non-assessable
and  the status of such Shares under the Securities Act
of  1933, as amended, and any other applicable  federal
law  or  regulation (i.e., if subject to  registration,
that   they   have  been  registered   and   that   the
Registration Statement has become effective or, if exempt, the specific grounds therefor.)

        2.   The  Corporation agrees to deliver  or  to
cause   to  be  delivered  to  Sunstone  in  Milwaukee,
Wisconsin, at the Corporation's expense, all of its shareholder account records relating to the Funds in a format acceptable to Sunstone and all such other documents, records and information as Sunstone may reasonably request in order for Sunstone to perform its services hereunder.

                      ARTICLE II

                COMPENSATION & EXPENSES

   A. Compensation. In consideration for its services hereunder as transfer agent and dividend disbursing agent, each Fund will pay to Sunstone such compensation as shall be set forth in a separate fee schedule to be agreed to by each Fund and Sunstone from time to time.
A copy of the initial fee schedule is attached hereto as Schedule C.

    B.   Expenses.  The Corporation on behalf  of  each
Fund also agrees to promptly reimburse Sunstone for all
reasonable   out-of-pocket  expenses  or  disbursements
incurred by Sunstone in connection with the performance
of  services  under this Agreement including,  but  not
limited  to,  expenses  for postage,  express  delivery
services,  freight charges, envelopes, checks,  drafts,
forms  (continuous  or otherwise), specially  requested
reports  and statements, bank account service fees  and
charges,   telephone   calls,  telegraphs,   stationery
supplies, outside printing and mailing firms,  magnetic
tapes, reels or cartridges (if sent to a Fund or  to  a
third  party  at  a Fund's request) and  magnetic  tape
handling  charges, off-site record storage,  media  for
storage   of   records  (e.g.,  microfilm,  microfiche,
optical  platters, computer tapes and disks),  computer
equipment installed at a Fund's request at a Fund's  or
a third party's premises, telecommunications equipment,
telephone/telecommunication    lines    between     the
Corporation  and its agents, on one hand, and  Sunstone
on  the  other,  proxy  soliciting,  processing  and/or
tabulating   costs,   second  site   back-up   computer
facility,  transmission of statement  data  for  remote
printing  or  processing, and transaction fees  to  the
extent any of the foregoing are paid by Sunstone.  Such
expenses  shall  not include personnel  charges  except
with  the  prior approval of an Authorized Person.   If
requested  by Sunstone, postage and other out-of-pocket
expenses  are  payable in advance,  and  in  the  event
requested, postage is due at least seven days prior  to
the anticipated mail date. Other out-of pocket expenses
are payable in advance if so requested by Sunstone.  In
the  event Sunstone requests advance payment,  Sunstone
shall  not  be  obligated  to incur  such  expenses  or
perform   the  related  service(s)  until  payment   is
received. Sunstone may, at its option, arrange to have various service providers submit invoices directly to the Corporation for payment of out-of pocket expenses reimbursable hereunder.
   C.  Payment Procedures.

        1.  Amounts due hereunder shall be due and paid
by  the  respective  Fund on or  before  the  thirtieth
(30th)  day  after  the date of the statement  therefor
(the "Due Date").  Service fees are billed monthly, and
out-of-pocket  expenses are billed as incurred  (unless
prepayment is requested by Sunstone).  Sunstone may, at
its  option, arrange to have various service  providers
submit  invoices directly to the Funds for  payment  of
out-of-pocket  expenses  reimbursable  hereunder.   The
Corporation  is  aware  that its  failure  to  pay  all
amounts  in  a  timely fashion so  that  they  will  be
received  by  Sunstone on or before the Due  Date  will
give rise to costs to Sunstone not contemplated by this
Agreement,  including  but  not  limited  to  carrying,
processing and accounting charges.  Accordingly, in the
event  that any amounts due hereunder are not  received
by  Sunstone by the Due Date, the Corporation shall pay
a  late charge equal to one percent (1.0%) per month or
the maximum amount permitted by law, whichever is less,
until paid in full.  In addition, the Corporation shall
pay  reasonable  attorney's fees  and  court  costs  of
Sunstone  if any amounts due Sunstone are collected  by
or  through an attorney.  The parties hereby agree that
such  late  charge  represents a  fair  and  reasonable
computation  of  the costs incurred by reason  of  late
payment  or  payment  of  amounts  not  properly   due.
Acceptance of such late charge shall in no event constitute a waiver of a Fund's default or prevent
Sunstone from exercising any other rights and remedies available to it.

        2.  In the event that any charges are disputed,
the  Fund  shall, on or before the Due  Date,  pay  all
undisputed amounts due hereunder and notify Sunstone in
writing  of  any  disputed  charges  for  out-of-pocket
expenses which it is disputing in good faith.   Payment
for such disputed charges shall be due on or before the
close of the fifth (5th) business day after the day  on
which    Sunstone    provides   to   the    Corporation
documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised
Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

                      ARTICLE III

               PROCESSING AND PROCEDURES

   A.  Issuance, Redemption and Transfer of Shares

       1.  Sunstone acknowledges that it has received a
copy   of   each  Fund's  Prospectus  (as   hereinafter
defined),  which  Prospectus describes  how  sales  and
redemptions  of shares of each Fund shall be  made  and
Sunstone   agrees   to  accept  purchase   orders   and
redemption requests with respect to Fund shares on each Fund Business Day in accordance with such Prospectus.
"Fund Business Day" shall be deemed to be each day on which the New York Stock Exchange is open for trading, and "Prospectus" shall mean the last Fund prospectus actually received by Sunstone from the Fund with respect to which the Fund has indicated a registration statement under the 1933 Act has become effective, including the Statement of Additional Information, incorporated by reference therein.

       2. On each Fund Business Day Sunstone shall, as of the time at which the net asset value of each Fund is computed, issue to and redeem from the accounts specified in a purchase order or redemption request in proper form and accepted by the Corporation, which in accordance with the Prospectus is effective on such day, the appropriate number of full and fractional
Shares based on the net asset value per Share of the respective Fund specified in an advice received on such Fund Business Day from or on behalf of the Fund.

         3.   Upon  the  issuance  of  any  Shares   in
accordance with this Agreement, Sunstone shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance of any Shares.

        4.  Sunstone shall not be required to issue any
Shares  after it has received from an Authorized Person
or  from  an  appropriate federal  or  state  authority
written  notification that the sale of Shares has  been
suspended  or  discontinued,  and  Sunstone  shall   be
entitled to rely upon such written notification.

        5.  Upon receipt of a proper redemption request
and  monies  paid to it by the Custodian in  connection
with a redemption of Shares, Sunstone shall cancel  the
redeemed  Shares and after making appropriate deduction
for  any  withholding  of  taxes  required  of  it   by
applicable law, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus.

        6.   (a)  Except as otherwise provided in  sub-
paragraph  (b)  of  this  paragraph,  Shares  will   be
transferred  or redeemed upon presentation to  Sunstone
of Share certificates, if any, or instructions properly
endorsed  for  transfer or redemption,  accompanied  by
such  documents as Sunstone deems necessary to evidence
the  authority  of the person making such  transfer  or
redemption,  and bearing satisfactory evidence  of  the
payment of stock transfer taxes.  Sunstone reserves the
right  to refuse to transfer or redeem Shares until  it
is   satisfied  that  the  endorsement  on  the   stock
certificate,  if  any,  or instructions  is  valid  and
genuine,  and for that purpose it will require,  unless
otherwise instructed by an Authorized Person or  except
as  provided in sub-paragraph (b) of this paragraph,  a
guarantee   of  signature  by  an  "Eligible  Guarantor
Institution" as that term is defined by SEC Rule  17Ad-
15.   Sunstone  also reserves the right  to  refuse  to
transfer  or  redeem Shares until it is satisfied  that
the   requested  transfer  or  redemption  is   legally
authorized,  and  it shall incur no liability  for  the
refusal,   in   good  faith,  to  make   transfers   or
redemptions  which  Sunstone, in  its  judgment,  deems
improper or unauthorized, or until it is satisfied that
there  is no reasonable basis to any claims adverse  to
such   transfer  or  redemption.   Sunstone   may,   in
effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the
Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the applicable Fund or Funds shall indemnify Sunstone for any act done or omitted by it in good faith in reliance upon such laws. In no event will a Fund indemnify Sunstone for any act done by it as a result of willful misfeasance, bad faith, negligence or reckless disregard of its duties.

            (b)  Notwithstanding the foregoing  or  any
other  provision  contained in this  Agreement  to  the
contrary,  Sunstone shall be fully  protected  by  each
Fund  in  not  requiring  any  instruments,  documents,
assurances,  endorsements  or  guarantees,   including,
without   limitation,  any  signature  guarantees,   in
connection with a redemption, or transfer, of Shares whenever Sunstone reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the Prospectus.

        7.  Notwithstanding any provision contained  in
this  Agreement to the contrary, Sunstone shall not  be
required or expected to require, as a condition to  any
transfer  or  redemption  of  any  Shares  pursuant  to
paragraph 6 of this Article or any redemption of shares
pursuant   to  a  computer  tape  or  electronic   data
transmission, any documents to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes, unless
Sunstone has some reasonable basis upon which to question said authority, and shall be fully protected in acting in accordance with the applicable provisions of this Article.

        8.   In connection with each purchase and  each
redemption   of  Shares,  Sunstone  shall   send   such
statements  as are prescribed by the Federal securities
laws  applicable to transfer agents or as described  in
the  Prospectus.   If  the  Prospectus  indicates  that
certificates   for   Shares  are   available   and   if
specifically requested in writing by any shareholder, or if otherwise required hereunder, Sunstone will countersign, issue and mail to such shareholder at the address set forth in the records of Sunstone a Share certificate for any full Share requested.

        9.   On  each Fund Business Day Sunstone  shall
supply the Corporation with a statement specifying with
respect to the immediately preceding Fund Business Day:
the  total  number  of Shares of the  Funds  (including
fractional  Shares)  issued  and  outstanding  at   the
opening  of business on such day; the total  number  of
Shares  of the Funds sold on such day; the total number
of  Shares of the Funds and the dollar amount  redeemed
from  Shareholders  by Sunstone on such  day;  and  the
total  number  of  Shares  of  the  Funds  issued   and
outstanding.

         10.   Procedures   for   effecting   purchase,
redemption  or  transfer  transactions  accepted   from
investors  by  telephone  or  other  methods  shall  be
established by mutual agreement between the Corporation
and   Sunstone  consistent  with  the  terms   of   the
Prospectus.   Sunstone  upon  written  notice  to   the
Corporation  may establish such additional  procedures,
rules   and  regulations  governing  the  transfer   or
registration of Share certificates, if any, or the purchase, redemption or transfer of Shares, as it may deem advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

   B.  Dividends and Distributions.

        1.  The Corporation shall furnish to Sunstone a
copy  of  a  resolution  of  its  Board  of  Directors,
certified  by the Secretary or any Assistant Secretary,
either (i) setting forth the date of the declaration of
a  dividend  or  distribution, the date of  accrual  or
payment,  as the case may be, thereof, the record  date
as  of  which  shareholders  entitled  to  payment,  or
accrual,  as the case may be, shall be determined,  the
amount per Share of such dividend or distribution,  the
payment date on which all previously accrued and unpaid
dividends are to be paid, and the total amount, if any,
payable  to  Sunstone  on such payment  date,  or  (ii)
authorizing   the   declaration   of   dividends    and
distributions  on a daily or other periodic  basis  and
authorizing  Sunstone to rely on a  certificate  of  an
Authorized   Person  setting  forth   the   information
described in subsection (i) of this paragraph.

        2. In connection with a reinvestment of a dividend or distribution of Shares of a Fund, Sunstone shall as of each Fund Business Day, as specified in a certificate or resolution described in paragraph 1, issue Shares of the Fund based on the net asset value per Share of such Fund specified in an advice received from or on behalf of the Fund on such Fund Business
Day.

        3.   Upon  the  mail  date  specified  in  such
certificate  or  resolution, as the case  may  be,  the
Corporation  shall, in the case of a cash  dividend  or
distribution,  cause the Custodian  to  deposit  in  an
account in the name of Sunstone on behalf of a Fund, an
amount of cash, if any, sufficient for Sunstone to make
the  payment,  as of the mail date, specified  in  such
Certificate or resolution, as the case may be,  to  the
Shareholders  who  were of record on the  record  date.
Sunstone  will,  upon receipt of any  such  cash,  make
payment of such cash dividends or distributions to  the
shareholders of record as of the record date.  Sunstone
shall  not be liable for any improper payments made  in
good faith and without negligence, in accordance with a
certificate  or resolution described in  the  preceding
paragraph.   If  Sunstone shall not  receive  from  the
Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of a Fund as of the record date, Sunstone shall, upon notifying the Fund, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to Sunstone.

        4.   It  is  understood that  Sunstone  in  its
capacity  as  transfer  agent and  dividend  disbursing
agent   shall  in  no  way  be  responsible   for   the
determination  of  the  rate or form  of  dividends  or
capital  gain  distributions due  to  the  shareholders
pursuant  to  the  terms  of  this  Agreement.  It   is
expressly agreed and understood that Sunstone is not liable for any loss as a result of processing a distribution based on information provided in the Certificate that is incorrect. The Funds agree to pay
Sunstone for any and all costs, both direct and out-of-pocket expenses, incurred in such corrective work as necessary to remedy such error, provided that Sunstone has acted in good faith and without negligence.

        5.   It is understood that Sunstone shall  file
with  the  Internal  Revenue  Service  and  deliver  to
shareholders   such  appropriate  federal   tax   forms
concerning the payment of dividend and capital gain distributions but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent, required by applicable law.

   C.  Authorization and Issuance of Shares;
Recapitalization or Capital Adjustment.

        1.  Prior to the effective date of any increase
or decrease in the total number of Shares authorized to
be  issued, or the issuance of any additional Shares of
a  Fund  pursuant  to  stock dividends,  stock  splits,
recapitalizations,  capital  adjustments   or   similar
transactions, the Corporation agrees to deliver to Sunstone such documents, certificates, reports and legal opinions as Sunstone may reasonably request.

         2.    In   the  event  a  Fund  issues   Share
certificates,  the  Corporation at  its  expense  shall
furnish  Sunstone  with a sufficient  supply  of  blank
Share  certificates in the new form and  from  time  to
time  will  replenish such supply upon the  request  of
Sunstone.   Such  blank  Share  certificates  shall  be
compatible with Sunstone's system and shall be properly signed by facsimile or otherwise by officers of the Corporation authorized by law or by the By-Laws to sign
Share certificates and, if required, shall bear the corporate Seal or facsimile thereof. The Corporation agrees to indemnify and exonerate, save and hold
Sunstone harmless, from and against any and all claims or demands that may be asserted against Sunstone with respect to the genuineness of any Share certificate supplied to Sunstone pursuant to this section.

       3.  Sunstone may issue new Share certificates in
place  of  certificates represented to have been  lost,
stolen,    or   destroyed   upon   receiving    written
instructions from the shareholder accompanied by  proof
of  an  indemnity or surety bond issued by a recognized
insurance  institution specified by the Corporation  or
Sunstone.   If  Sunstone receives written  notification
from   the  shareholder  or  broker  dealer  that   the
certificate  issued  was  never  received,   and   such
notification  is made within 30 days  of  the  date  of
issuance, Sunstone may reissue the certificate  without
requiring  a  surety bond.  Sunstone may  also  reissue
certificates which are represented as lost, stolen,  or
destroyed without requiring a surety bond provided that
the  notification is in writing and accompanied  by  an
indemnification signed on behalf of a  member  firm  of
the New York Stock Exchange and signed by an officer of
said    firm    with    the    signature    guaranteed.
Notwithstanding the foregoing, Sunstone will reissue  a
certificate   upon   written  authorization   from   an
Authorized Person.

   D.  Records.

        1.   Sunstone  shall keep such records  as  are
specified in Schedule D hereto in the form and  manner,
and  for such period, as it may deem advisable but  not
inconsistent   with  the  rules  and   regulations   of
appropriate government authorities, in particular Rules
31a-2  and  31a-3  under the 1940  Act.   Sunstone  may
deliver  to  the Corporation from time to time  at  its
discretion,  for  safekeeping  or  disposition  by  the
Corporation  in  accordance  with  law,  such  records,
papers  and  documents accumulated in the execution  of
its duties as such transfer agent, as Sunstone may deem
expedient,  other than those which Sunstone  is  itself
required  to maintain pursuant to applicable  laws  and
regulations.    The   Corporation  shall   assume   all
responsibility  for any failure thereafter  to  produce
any record, paper, canceled Share certificate, or other
document  so  returned, if and when required.   To  the
extent  required by Section 31 of the 1940 Act and  the
rules and regulations thereunder, the records specified
in Schedule D hereto maintained by Sunstone, which have
not   been  previously  delivered  to  the  Corporation
pursuant to the foregoing provisions of this paragraph,
shall   be  considered  to  be  the  property  of   the
Corporation, shall be made available upon  request  for
inspection by the officers, employees, and auditors  of
the   Corporation,  and  shall  be  delivered  to   the
Corporation promptly upon request and in any event upon the date of termination of this Agreement, in the form and manner kept by Sunstone on such date of termination or such earlier date as may be requested by the Corporation.

        2. Sunstone agrees to keep all records and other information relative to the Corporation, the Funds and their shareholders confidential. In case of any requests or demands for the inspection of the shareholder records of a Fund, Sunstone will endeavor to notify the Fund promptly and to secure instructions from an Authorized Person as to such inspection.
Sunstone reserves the right, however, to exhibit the shareholder records to any person whenever it receives advice from its counsel that there is a reasonable likelihood that Sunstone will be held liable for the failure to exhibit the shareholder records to such person; provided, however, that in connection with any such disclosure Sunstone shall promptly notify the Corporation that such disclosure has been made or is to be made. Notwithstanding the foregoing, Sunstone may disclose information when requested by a shareholder concerning an account as to which such shareholder claims a legal or beneficial interest or when requested by the Corporation, the shareholder or the dealer of record as to such account.


                      ARTICLE IV

              CONCERNING THE CORPORATION

   A. Representations. The Corporation represents and warrants to Sunstone that:

        (a) It is a corporation duly organized and existing under the laws of the State of Maryland, it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

       (b) It is an investment company registered under the 1940 Act.

        (c) A registration statement under the 1933 Act with respect to the Shares is effective.

   B.  Covenants.

        1.   The  Corporation will provide to  Sunstone
copies   of   all   amendments  to  its   Articles   of
Incorporation and By-laws made after the date  of  this
Agreement.  If requested by Sunstone, each copy of  the
Articles of Incorporation of the Corporation and copies
of  all  amendments thereto shall be certified  by  the
Secretary of the Corporation.  Each copy of the By-Laws
and  copies  of all amendments thereto, and  copies  of
resolutions  of  the  Board  of  Directors,  shall   be
certified by the Secretary of the Corporation, if requested by Sunstone.

        2. The Corporation shall promptly deliver to Sunstone written notice of any change in the Authorized
Persons, together with a specimen signature of each new
Authorized Person. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, Sunstone may issue such Share certificates of the Fund notwithstanding such death, resignation or removal, and the Corporation shall promptly deliver to Sunstone such approval, adoption or ratification as may be required by law.

        3. The Corporation shall deliver to Sunstone the Fund's currently effective Prospectus and, for purposes of this Agreement, Sunstone shall not be deemed to have notice of any information contained in such Prospectus until five (5) business days after it is actually received by Sunstone.

        4.   All requisite steps will be taken  by  the
Corporation from time to time when and as necessary  to
register  the  Corporation's shares  for  sale  in  all
states  in which the Corporation's shares shall at  the
time be offered for sale and require registration.   If
at any time the Corporation receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Corporation's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Corporation's shares, the Corporation will give prompt notice thereof to Sunstone.

         5. The Corporation will comply with all applicable requirements of the 1933 Act, the Securities
Exchange Act of 1934, as amended, the 1940 Act, blue sky laws, and any other applicable laws, rules and regulations.

         6.   The  Corporation  agrees  that  prior  to
effecting  any  change  in the Prospectus  which  would
increase  or  alter  the  duties  and  obligations   of
Sunstone hereunder, it shall advise Sunstone of such proposed change at least 30 days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of Sunstone thereto, which shall not be unreasonably withheld.

                       ARTICLE V

             CONCERNING THE TRANSFER AGENT

     A.    Representations.   Sunstone  represents  and
warrants to the Fund that:

        (a) It is a corporation duly organized and existing under the laws of the State of Wisconsin, is empowered under applicable law and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

        (b) It is duly registered as a transfer agent under Section 17A of the Securities Exchange Act of
1934, as amended, to the extent required.

   B.  Limitation of Liability.

       1.  Sunstone shall not be liable for any loss or
damage,  including  counsel fees,  resulting  from  its
actions  or  omissions to act or otherwise, except  for
any  loss  or  damage arising out  of  its  bad  faith,
willful  misfeasance, negligence or reckless  disregard
of  its duties under this Agreement. Sunstone shall not
be  liable and shall be indemnified in acting upon  any
writing  or document reasonably believed by  it  to  be
genuine  and  to  have  been  signed  or  made  by   an
Authorized Person or verbal instructions which the individual receiving the instructions on behalf of Sunstone reasonably believes in good faith to have been given by an Authorized Person, and Sunstone shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from a Fund or such person. It shall also be protected in processing Share certificates, if any, which bear the proper countersignature of Sunstone and which it reasonably believes to bear the proper manual or facsimile signature of the officers.

         2.    Sunstone   assumes   no   responsibility
hereunder,  and  shall not be liable, for  any  damage,
loss   of  data,  errors,  delay  or  any  other   loss
whatsoever  caused  by  events  beyond  its  reasonable
control.   Sunstone will, however, take all  reasonable
steps to minimize service interruptions for any period that such interruption continues beyond Sunstone's control.

       3. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation to the other party, for consequential or punitive damages for any act or failure to act under any provision of this Agreement even if advised of the possibility thereof.

       C.  Indemnification.

         1.    The  Corporation  shall  indemnify   and
exonerate,  save  and hold harmless Sunstone  from  and
against  any  and all claims (whether with  or  without
basis  in  fact  or law), demands, expenses  (including
reasonable attorney's fees) and liabilities of any  and
every  nature which the Indemnified Party  (as  defined
below)  may  sustain or incur or which may be  asserted
against  the Indemnified Party by any person by  reason
of  or as a result of any action taken or omitted to be
taken by any prior transfer agent of the Corporation or
as  a result of any action taken or omitted to be taken
by  the  Indemnified Party in good  faith  and  without
negligence  or  willful misconduct or in reliance  upon
(i)   any   provision  of  this  Agreement;  (ii)   the
Prospectus;  (iii)  any  instrument,  order  or   Share
certificate reasonably believed by it to be genuine and
to   be   signed,  countersigned  or  executed  by   an
Authorized  Person;  (iv)  any  Certificate  or   other
instructions  of  an  Authorized  Person;  or  (v)  any
opinion  of  legal counsel for the Corporation  or,  if
approved by the Corporation, for the Indemnified Party.
The Corporation shall indemnify and exonerate, save and
hold  the  Indemnified Party harmless from and  against
any  and  all claims (whether with or without basis  in
fact  or  law), demands, expenses (including reasonable
attorney's  fees)  and liabilities  of  any  and  every
nature which the Indemnified Party may sustain or incur
or  which may be asserted against the Indemnified Party
by any person by reason of or as a result of any action
taken  or omitted to be taken by the Indemnified  Party
in  good faith in connection with its appointment or in
reliance   upon  any  law,  act,  regulation   or   any
interpretation of the same.

        2.   Sunstone  shall  indemnify  and  hold  the
Corporation  harmless  from and  against  any  and  all
losses,   damages,   costs,  charges,   counsel   fees,
payments, expenses and liability arising out of or attributable to any action or failure or omission to act by Sunstone as a result of Sunstone's lack of good faith, negligence or willful misconduct.

       3.  The party seeking indemnification under this
Section (C) (the "Indemnified Party") shall not  settle
any claim, demand, expense or liability to which it may
seek indemnity (each, an "Indemnifiable Claim") without
the  express written consent of the party against which
indemnification  is sought (the "Indemnifying  Party").
The  Indemnified  Party shall notify  the  Indemnifying
Party  promptly  after receipt of  notification  of  an
Indemnifiable  Claim,  provided  that  the  failure  to
furnish   such  notification  shall  not   impair   the
Indemnified   Party's  right  to  seek  indemnification
unless  the  Indemnifying Party is unable to adequately
defend  the  Indemnifiable Claim as a  result  of  such
failure,  and further provided, that if as a result  of
the failure to provide timely notice of the institution
of  litigation a judgment by default is entered,  prior
to  seeking indemnification, the Indemnified Party,  at
its  own  cost  and expense, shall open such  judgment.
The  Indemnifying Party shall have the right to  defend
any  Indemnifiable  Claim at its own expense,  provided
that   such  defense  shall  be  conducted  by  counsel
selected  by  the  Indemnifying  Party  and  reasonably
acceptable  to the Indemnified Party.  The  Indemnified
Party may join in such defense at its own expense,  but
to  the extent that it shall so desire the Indemnifying
Party  shall  direct  such defense.   The  Indemnifying
Party  shall not settle any Indemnifiable Claim without
the express written consent of the Indemnified Party if
the  Indemnified Party determines that such  settlement
would  have an adverse effect on the Indemnified  Party
beyond  the  scope of this Agreement.  In  such  event,
each  of  the  Indemnifying Party and  the  Indemnified
Party  shall  be responsible for their own  defense  at
their own cost and expense, and such claim shall not be
deemed  an  Indemnifiable  Claim  hereunder.   If   the
Indemnifying  Party shall fail or refuse to  defend  an
Indemnifiable Claim, the Indemnified Party may  provide
its  own  defense  at  the  cost  and  expense  of  the
Indemnifying Party.  Anything in this Agreement to  the
contrary notwithstanding, the Indemnifying Party  shall
not   indemnify  the  Indemnified  Party  against   any
liability  or  expense arising out of  the  Indemnified
Party's willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         4.    The  indemnity  and  defense  provisions
provided  hereunder  shall  indefinitely  survive   the
termination of this Agreement.


       D.  Procedures.

        1.   At  any  time  Sunstone may  apply  to  an
Authorized  Person  of  the  Corporation  for   written
instructions  with  respect to any  matter  arising  in
connection with Sunstone's duties and obligations under
this  Agreement, and Sunstone shall not be  liable  for
any  action taken or permitted by it in good  faith  in
accordance   with  such  written  instructions.    Such
application  by Sunstone for written instructions  from
an  Authorized Person of the Corporation may set  forth
in  writing any action proposed to be taken or  omitted
by  Sunstone  with respect to its duties or obligations
under this Agreement and the date on and/or after which
such  action  shall be taken.  Sunstone  shall  not  be
liable  for  any action taken or omitted in  accordance
with a proposal included in any such application on  or
after  the  date  specified therein  unless,  prior  to
taking  or  omitting  any  such  action,  Sunstone  has
received  written  instructions  in  response  to  such
application  specifying  the  action  to  be  taken  or
omitted.    Sunstone  may  consult   counsel   of   the
Corporation, or upon notice and approval from the Corporation, its own counsel, at the expense of the Corporation and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Corporation or its own counsel.

         2. Notwithstanding any of the foregoing provisions of this Agreement, Sunstone shall be under no duty or obligation under this Agreement to inquire into, and shall not be liable for:

           (a) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Corporation, as the case may be, to request such sale or issuance;

           (b) The legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Corporation, as the case may be, to request such transfer or redemption;

            (c) The legality of the declaration of any dividend by the Corporation, on behalf of a Fund or Funds, or the legality of the issue of any Shares in payment of any stock dividend; or

            (d) The legality of any recapitalization or readjustment of Shares.


                       ARTICLE V

                         TERM

        1.   This Agreement shall remain in full  force
and  effect for a one-year period from the date  hereof
(the    "Initial    Term"),   and   thereafter    shall
automatically extend for additional, successive  twelve
(12)  month terms unless earlier terminated as provided
below. Each party, in addition to any other rights  and
remedies,  shall  have  the  right  to  terminate  this
Agreement at any time upon the material breach of  this
Agreement  by  the  other party.  In  the  event  of  a
material  breach, the non-breaching party shall  notify
the  breaching party in writing of such breach and upon
receipt of such notice, the breaching party shall  have
45 days to remedy the breach or the non-breaching party
may   forthwith  terminate  this  Agreement  upon   the
expiration of said period.

        2.   Either of the parties hereto may terminate
this  Agreement only after the Initial Term, except  as
noted  in  paragraph 1 above, by giving  to  the  other
party  a notice in writing specifying the date of  such
termination,  which shall be not less than  sixty  (60)
days after the date of receipt of such notice.  In  the
event such notice is given by the Corporation, it shall
be  accompanied by a copy of a resolution of the  Board
of  Directors  of  the Corporation,  certified  by  the
Secretary  or  any  Assistant  Secretary,  electing  to
terminate  this Agreement and designating the successor
transfer  agent or transfer agents.  In the event  such
notice  is given by Sunstone, the Corporation shall  on
or  before the termination date, deliver to Sunstone  a
copy   of  a  resolution  of  its  Board  of  Directors
certified  by the Secretary or any Assistant  Secretary
designating  a  successor transfer  agent  or  transfer
agents.   In  the  absence of such designation  by  the
Corporation,  the  Corporation  shall  upon  the   date
specified  in  the  notice  of  termination   of   this
Agreement   and  delivery  of  the  records  maintained
hereunder, be deemed to be its own transfer agent and Sunstone shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Fees and out-of-pocket expenses incurred by Sunstone, but unpaid by the Corporation upon such termination, shall be immediately due and payable upon and notwithstanding such termination.

       3.  In the event this Agreement is terminated as
provided herein, Sunstone, upon the written request  of
the  Corporation,  shall deliver  the  records  of  the
Corporation   to  the  Corporation  or  its   successor
transfer agent in the form maintained by Sunstone.  The
Corporation shall be responsible to Sunstone for all out-of-pocket expenses and for the reasonable costs and expenses associated with the preparation and delivery of such media, including: (a) any custom programming requested by the Corporation in connection with the preparation of such media; (b) transportation of forms and other Corporation materials used in connection with the processing of Fund transactions by Sunstone; and
(c) transportation of the Corporation's records and files in the possession of Sunstone. Sunstone shall not reduce the level of service provided to the Corporation following notice of termination by the Corporation.


                      ARTICLE VI

                     MISCELLANEOUS

    A.   Notices.   Any notice or other  instrument  in
writing, authorized or required by this Agreement to be
given to the Corporation with respect to any Fund shall
be  sufficiently given if addressed to the  Corporation
and  mailed  and  delivered to a  Co-President  at  400
Skokie Blvd, Northbrook, Illinois 60062, or at such other place as the Corporation may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Sunstone shall be sufficiently given if addressed to Sunstone and mailed or delivered to the President at 207 East Buffalo Street, Suite 400,
Milwaukee, Wisconsin 53202, or at such other place as Sunstone may from time to time designate in writing.

   B.  Amendments/Assignments.

        1. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

        2. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by either party without the written consent of the other party except that Sunstone may assign this Agreement to an affiliate with advance written notice to the Corporation; provided, however, the personnel of the affiliate have the same or better qualifications and experience as Sunstone.

   C.  Wisconsin Law.  This Agreement shall be governed
by  and  construed in accordance with the laws  of  the
State of Wisconsin.  If any part, term or provision  of
this  Agreement  is  determined by the  courts  or  any
regulatory authority having jurisdiction over the issue
to  be  illegal, in conflict with any law or  otherwise
invalid,  the  remaining portion or portions  shall  be
considered severable and shall not be affected, and the
rights   and  obligations  of  the  parties  shall   be
construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

   D. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

    E.   Back-up  Facility.  During the terms  of  this
Agreement, Sunstone shall provide a facility capable of
safeguarding   the   transfer   agency   and   dividend
disbursing records of the Corporation in case of damage
to  the primary facility providing those services  (the
"Back-Up  Facility").  Transfer of the transfer  agency
and  dividend  records  of  the  Fund  to  the  Back-Up
Facility  shall  commence as soon as practicable  after
damage  to the primary facility results in an inability
to  provide the transfer agency and dividend disbursing
services.   After the primary facility  has  recovered,
Sunstone shall again utilize it to provide the transfer agency and dividend disbursing services to the Fund.
Sunstone shall use reasonable efforts to provide the services described in this Agreement from the Back-Up
Facility.












         This space intentionally left blank.

    F.   Non-Exclusive; Other Agreements.  The services
of  Sunstone  hereunder are not  deemed  exclusive  and
Sunstone  shall be free to render similar  services  to
others.   Except as specifically provided herein,  this
Agreement  does  not  in  any  way  affect  any   other
agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

    G.   Captions.   The captions in the Agreement  are
included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officer, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as the day and year first above written.

SUNSTONE  INVESTOR  SERVICES, LLC     FRONTEGRA  FUNDS,
INC.


By:______________________________        By:________________________________
       (Signature)                                  (Signature)

______________________________              ________________________________
       (Name)                                         (Name)

______________________________              ________________________________
       (Title)                                       (Title)

______________________________              ________________________________
       (Date Signed)                               (Date Signed)


                      SCHEDULE A



           Frontegra Total Return Bond Fund

















                      SCHEDULE B

                       SERVICES

Maintenance of shareholder accounts

  Maintain records for each shareholder account;

  Scan account documents for electronic storage;

  Issue customer statements;

  Record changes to shareholder account information;

  Maintain account documentation files for each shareholder; and

  Establish and maintain IRA accounts.

Shareholder servicing and shareholder transactions

     Respond to written and telephone (recorded lines) inquiries from shareholders for information about their accounts;

     Process shareholder purchase and redemption orders;

     Set up account information, including address, dividend options, taxpayer identification numbers and wire instructions;

     Issue transaction confirmations;

     Process transfers and exchanges; and

     Process dividend and capital gain payments by check, wire or ACH or purchase new shares through dividend reinvestment.

Compliance reporting

     Provide required reports to the Securities and Exchange Commission, the National Association of
      Securities Dealers and the states in which each fund is registered;

     Prepare and distribute to the Internal Revenue
      Service required Internal Revenue Service forms
      1099, 1042, 5498 and 945 relating to earned income and capital gains; and

     Issue tax withholding reports to the Internal
      Revenue Service.

Telephone service representatives on-line access

     Respond to shareholder or dealer inquiries related to:

       Account registration;

       Share balances;

       Account options;

       Dividend and capital gain distribution status;

       Withholding status;

       Transaction dates and types;

       Shares traded;

       Social security number/tax ID number;

       External account number;

       Address;

       Customer or account type;

       Dollars available/not available in the account;

       Shares purchased/redeemed today;

       Dividend accrual, current dividend period; and

       Market value of shares.

Standard reports

  Shareholder base analysis (monthly)

  New account listing (weekly)

  Purchases, redemptions, exchanges (monthly)

  Servicing summary (monthly)

Other Service Features

In addition to the standard features listed above, Sunstone's system offers additional features to meet specialized needs which are available at additional cost.

                      SCHEDULE C

                     FEE SCHEDULE

Base fees

                    Annual Shareholder
                       Account Fee       Minimum Annual Fee Per
                      (open/closed)               Fund

       Year 1           $  14.00                $ 12,000
       Year 2 +            14.00                  14,000

  The  base  fee assumes a single class of  shares,  no
  load   or   12b-1  plan;  availability  of  automatic
  investment  plans  and  systematic  withdrawal  plans
  (using    Sunstone's   regular   processing    date);
  quarterly  or  less  frequent dividend  distributions
  for  equity, fixed income and balanced funds; monthly
  dividend   distributions  for  money  market   funds;
  annual  capital gains distributions; and all standard
  reports.   The  minimum  annual  fees  per  fund  are
  subject to an annual escalation of 6% per year.


  Additional fees to be added to base fee

      Type of Service or    Annual Shareholder      Minimum Annual
        Fund Function           Account Fee         Fee Per Fund

   Front-end load                  $ 1.50             $  2,000
   CDSC or back-end load             2.00                3,000
   12b-1 plan                        1.00                1,000
   Monthly dividends on
    non-daily accrual funds          2.00                2,000
   Check writing privilege           2.00                2,000


  One-time set-up fees

  Per fund set-up (for future funds)                   $ 2,000
  NSCC FundSERV set-up (per fund group)                  2,500
  NSCC networking (per fund group)                       1,500
  Remote access set-up (per location)                      500
  Voice Response Unit (VRU)                              2,000

     Account maintenance and processing fees
     (per occurrence)

     Shareholder account set-up                          2.00
     Check writing signature verification                 .50
     Omnibus account transaction                         2.50
     Locating lost shareholders                          8.00
     Taxpayer ID number solicitation                     1.50
     Monthly remote access user charge
         First user and password                       250.00
         Additional users and
            passwords (each)                           100.00
     VRU transaction                                      .25
     Fund Serve/Networking transaction                    .20

  Out-of-pocket expenses

  Per check processing (dividend, capital gains,
   redemption)                                           .25
  Per statement and confirm processing                   .25
  Per tax form processing                                .15
  Production of ad hoc reports          starting at $ 100.00
  Bulk mailings/insert handling charges
       1 insert                                          .25
       2-3 inserts (per piece)                           .20
       4 or more inserts (per piece)                     .15
  Bank account service fees and any other
   bank charges                                      At cost
  Check stock                                        At cost
  Statement paper                                    At cost
  Envelopes                                          At cost
  Tax forms                                          At cost
  Postage and express delivery charges               At cost
  Telephone and long distance charges                At cost
  Fax charges                                        At cost
  P.O. box rental                                    At cost
  800-phone number                                   At cost
  Inventory and records storage                      At cost
  FundSERV charges                                   At cost


     Additional fees which may be passed on to shareholders

     Outgoing wire fee                         Varies by bank

     Telephone exchange fee                           $ 5.00


     Check writing transaction fees
      Stop payments                            Varies by bank
      Non-sufficient funds                     Varies by bank
      Check copy                                         2.50

     Account transcripts older than 2 years
      (per year, per fund)                               5.00

     Non-sufficient funds                      Varies by bank

     IRA/SEP processing
      Annual maintenance or custodial fee
       (per account)                                    15.00
      Account termination (transfer or rollover)        15.00

     Custom Programming

  Additional fees may apply for special
  programming to meet your servicing requirements or to create custom reports.

                      SCHEDULE D

            RECORDS MAINTAINED BY SUNSTONE

Account applications

Canceled certificates plus stock powers and supporting documents

Checks including check registers, reconciliation records, any adjustment records and tax withholding documentation

Indemnity bonds for replacement of lost or missing stock certificates and checks

Liquidation, redemption, withdrawal and transfer requests including stock powers, signature guarantees and any supporting documentation

Shareholder correspondence

Shareholder transaction records

Share transaction history of the Funds